UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2009

Corcept Therapeutics Incorporated
(Exact name of registrant as specified in its charter)

000-50679
(Commission File Number)

Delaware	77-0487658
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

149 Commonwealth Drive
Menlo Park, CA  94025
(Address of principal executive offices, with zip code)

(650) 327-3270
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition

On August 11, 2009 the Company issued a press release announcing its financial results for the quarter ended June 30, 2009.  The press release is attached hereto as Exhibit 99.1 and incorporated by reference.

This information and the information contained in the press release attached as Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. This information and the information contained in the press release attached as Exhibit 99.1 is not incorporated by reference into any filings of Corcept Therapeutics Incorporated made under the Securities Act of 1933, as amended, whether made before or after the date of the Current Report, regardless of any general incorporation language in the filing unless specifically stated so therein.

Item 7.01   Regulation FD Disclosure

On August 11, 2009 the Company issued a press release announcing its financial results for the quarter ended June 30, 2009.  The press release is attached hereto as Exhibit 99.1 and incorporated by reference.

This information and the information contained in the press release attached as Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. This information and the information contained in the press release attached as Exhibit 99.1 is not incorporated by reference into any filings of Corcept Therapeutics Incorporated made under the Securities Act of 1933, as amended, whether made before or after the date of the Current Report, regardless of any general incorporation language in the filing unless specifically stated so therein.

Item 9.01   Financial Statements and Exhibits

      (a) Financial statements:
            None
      (b) Pro forma financial information:
            None
      (c) Shell company transactions:
            None
      (d) Exhibits
            99.1 Press Release of Corcept Therapeutics Incorporated dated August 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

Date: August 12, 2009	By: /s/ Caroline M. Loewy
Caroline M. Loewy
Chief Financial Officer